                                                                   EXHIBIT 24.02



     KNOW ALL BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints William Harris and Greg Santora, and each of them, his attorneys-in-fact and agents, each with the power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to sign any registration statement for the same offering covered by this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

             Name                                   Title                                 Date
             ----                                   -----                                 ----
PRINCIPAL EXECUTIVE OFFICER:
                                      President, Chief Executive Officer and         ____________, 1998
--------------------------------      Director
William H. Harris, Jr.

PRINCIPAL FINANCIAL OFFICER AND
PRINCIPAL ACCOUNTING OFFICER:

                                      Vice President and Chief Financial Officer     ____________, 1998
--------------------------------
Greg J. Santora

ADDITIONAL DIRECTORS:

                                      Chairman of the Board of Directors             ____________, 1998
--------------------------------
William V. Campbell

                                      Chairman of the Executive Committee            ____________, 1998
--------------------------------      of the Board of Directors
Scott D. Cook

                                      Director                                       ____________, 1998
--------------------------------
Christopher W. Brody

/s/ L. John Doerr                     Director                                       September 18, 1998
--------------------------------
L. John Doerr

                                      Director                                       ____________, 1998
--------------------------------
Michael R. Hallman

/s/ Burton J. McMurtry                Director                                       September 18, 1998
--------------------------------
Burton J. McMurtry
